Exhibit 1.1
EXECUTION VERSION

TOYOTA AUTO RECEIVABLES 2024-C OWNER TRUST

$363,850,000 5.471% ASSET BACKED NOTES, CLASS A‑1
$340,100,000 5.16% ASSET BACKED NOTES, CLASS A-2a
$245,100,000 SOFR RATE PLUS 0.37% ASSET BACKED NOTES, CLASS A‑2b
$585,200,000 4.88% ASSET BACKED NOTES, CLASS A‑3
$86,687,000 4.83% ASSET BACKED NOTES, CLASS A‑4

UNDERWRITING AGREEMENT

July 23, 2024

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

BMO Capital Markets Corp.
320 South Canal Street, 4th Floor
Chicago, Illinois 60606

BofA Securities, Inc.
One Bryant Park, Floor 11
New York, New York 10036

Lloyds Securities Inc.
1095 Avenue of the Americas
New York, New York 10036

As Joint Global Coordinators,
Bookrunners and Representatives of the
several Underwriters

Ladies and Gentlemen:

Section 1.  Introductory.  Toyota Auto Finance Receivables LLC, a Delaware limited liability company (the “Seller”) and a wholly owned subsidiary of Toyota Motor Credit Corporation, a California corporation (“TMCC”), proposes to cause Toyota Auto Receivables 2024-C Owner Trust (the “Trust”) to issue $383,000,000 aggregate principal amount of 5.471% Asset Backed Notes, Class A‑1 (the “Class A‑1 Notes”), $358,000,000 aggregate principal amount of 5.16% Asset Backed Notes, Class A‑2a (the “Class A‑2a Notes”), $258,000,000 aggregate principal amount of SOFR Rate plus 0.37% Asset Backed Notes, Class A-2b (the “Class A-2b Notes”, and together with the Class A-2a Notes, the “Class A-2 Notes”), $616,000,000 aggregate principal amount of 4.88% Asset Backed Notes, Class A‑3 (the “Class A-3 Notes”), $91,250,000 aggregate principal amount of 4.83% Asset Backed Notes, Class A‑4 (the “Class A‑4 Notes”, and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”) and $43,750,000 aggregate principal amount of 0.00% Asset Backed Notes, Class B (the “Class B Notes” and together with the Class A Notes, the “Notes”) and non-interest bearing certificates that represent the residual interest in the Trust (the “Certificates”) of the Trust.  Pursuant to the terms hereof, the Seller agrees to sell to each of the several underwriters named in Schedule I hereto (the “Underwriters”) a portion of each of the Class A-1 Notes, the Class A‑2a Notes, the Class A-2b Notes, the Class A‑3 Notes and the Class A‑4 Notes (the “Underwritten Notes”) in the respective amount listed on Schedule I hereto. The Seller will initially retain the Class B Notes, the Certificates and the portion of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes that are not Underwritten Notes.  MUFG Securities Americas Inc., BMO Capital Markets Corp., BofA Securities, Inc. and Lloyds Securities Inc. will act as representatives for the Underwriters, and in such capacities shall herein be the “Representatives”.  The assets of the Trust will include, among other things, a pool of retail installment sale contracts (the “Receivables”) secured by the new and used passenger cars, crossover utility vehicles, light-duty trucks and sport utility vehicles financed thereunder (the “Financed Vehicles”) and certain monies due or to become due thereunder after the close of business on May 31, 2024 (the “Cutoff Date”) and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of July 30, 2024 (the “Sale and Servicing Agreement”) among the Trust, the Seller and TMCC. TMCC purchased the Receivables from certain Toyota and Lexus dealers.  The Receivables and other assets of the Trust will be sold by TMCC to the Seller pursuant to a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) to be dated as of July 30, 2024 between TMCC and the Seller.  Pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust and TMCC will service the Receivables on behalf of the Trust.  The Notes will be issued pursuant to the Indenture to be dated as of July 30, 2024 (the “Indenture”), between the Trust and Citibank, N.A., as securities intermediary and indenture trustee (the “Indenture Trustee”).  TMCC has caused the Seller to form the Trust pursuant to a trust agreement, as amended and restated by the Amended and Restated Trust Agreement (the “Trust Agreement”) dated as of July 30, 2024, among the Seller, as depositor, and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).  TMCC, as administrator (in such capacity, the “Administrator”) will perform certain administrative tasks on behalf of the Trust, the Owner Trustee and the Indenture Trustee imposed on them under the Basic Documents (as defined below) pursuant to an Administration Agreement (the “Administration Agreement”) dated as of July 30, 2024 among the Trust, the Indenture Trustee and the Administrator.  The asset representations review will be performed by the Asset Representations Reviewer (as defined below) under an Asset Representations Review Agreement (the “Asset Representations Review Agreement”) dated as of July 30, 2024 among Clayton Fixed Income Services LLC, a Delaware limited liability company (the “Asset Representations Reviewer”), the Trust, TMCC and the Administrator.  As used herein, the term “Basic Documents” refers to the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Receivables Purchase Agreement, the Administration Agreement and the Asset Representations Review Agreement.

Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underwriters, the Seller and TMCC hereby agree that the “Closing Date” shall be July 30, 2024, 10:00 A.M., New York City time (or at such other place and time not later than seven business days thereafter as shall be agreed to in writing by the Representatives, the Seller and TMCC).

This Underwriting Agreement shall hereinafter be referred to as “this Agreement”.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement and, to the extent not defined therein, shall have the meanings ascribed thereto in the Indenture.

Section 2.  Representations and Warranties of the Seller and TMCC.

(a)            Each of the Seller and TMCC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i)            A shelf registration statement on Form SF‑3 (Registration No. 333-259868), including a form of prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2021, as amended by Pre-Effective Amendment No. 1 on November 24, 2021 and the registration statement either (A) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (B) is proposed to be amended by amendment or post‑effective amendment. If the registration statement (the “initial registration statement”) has been declared effective, either (i) any additional registration statement (the “additional registration statement”) relating to the Notes has been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and declared effective upon filing pursuant to Rule 462(b) and the Notes have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If the Seller does not propose to amend the initial registration statement, any such additional registration statement or any post‑effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act (“Rule 462(c)”) or Rule 462(b).

For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Seller has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post‑effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, were declared effective by the Commission or have become effective upon filing pursuant to Rule 462(c) or (B) if the Seller has advised the Representatives that it proposes to file an amendment or post‑effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post‑effective amendment, as the case may be, is declared effective by the Commission. If the Seller has advised the

Representatives that it proposes to file, but has not filed, an additional registration statement prior to the execution and delivery of this Agreement, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).  “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof.

The initial registration statement, as amended at its Effective Time, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of such initial registration statements as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of such initial registration statement as of its respective Effective Time pursuant to Rule 430D under the Act (“Rule 430D”), is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including (A) the contents of such Initial Registration Statement incorporated by reference therein and (B) all information deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430D, is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” The form of prospectus relating to the Notes, as first filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) or, if no such filing is required, as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the “Prospectus”. Prior to 3:32 P.M. (Eastern Time, U.S.) on July 23, 2024  (i.e., the date and time the first Contract of Sale (as defined below) for the Underwritten Notes (the “Time of Sale”) was entered into as designated by the Representatives), the Seller had prepared (i) a preliminary prospectus, dated July 17, 2024 (subject to completion), filed with the Commission pursuant to and in accordance with Rule 424(h) under the Act (“Rule 424(h)”) not later than the third business day prior to the Effective Date and (ii) a free writing prospectus, dated July 17, 2024, and filed with the Commission on July 17, 2024 pursuant to Rule 433 (the “Ratings Free Writing Prospectus” and together with the Preliminary Prospectus (as defined below), the “Time of Sale Information”).  As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary prospectus, filed in accordance with Rule 424(h) under the Act (as amended or supplemented, if applicable), which has been prepared and delivered by the Seller to the Underwriters in accordance with the provisions hereof.

Any reference herein to “Registration Statement”, a Preliminary Prospectus or “Prospectus” shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 10 of Form SF‑3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the

Registration Statement, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference; any reference in this Agreement to documents, financial statements and schedules and other information which is “contained”, “included”, “stated”, “described” or “referred to” in the Registration Statement, Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information, which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be.

(ii)            (A) On the Effective Date of any Registration Statement whose Effective Time is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement each such Registration Statement conforms and (C) on any related Effective Date subsequent to the date of this Agreement, each such Registration Statement will conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”), and at such times did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  At the time of the filing of the Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the Effective Date of the Additional Registration Statement that includes the Prospectus, on the date of this Agreement and at the Closing Date (as such term is defined in Section 1 hereof), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include, or will not include, any untrue statement of a material fact nor does the Prospectus omit, nor will it omit, any material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Time of Sale Information, as of its date and at the Time of Sale, did not, and at the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the three immediately preceding sentences shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement, the Preliminary Prospectus or the Prospectus based upon and in conformity with the Underwriters’ Information (as defined in Section 7(a)) or (ii) that part of the Registration Statement which shall constitute a Statement of Qualification under the Trust Indenture Act of 1939, as amended (the “1939 Act”) on Form T-1 (the “Form T-1”) of any Indenture Trustee.  If the Effective Time of the Initial Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed.

(iii)            Other than the Preliminary Prospectus, the Prospectus, the CDI Intex file, the Bloomberg Screen filed with the Commission as a free writing prospectus (as defined in Rule 405 under the Act) on July 23, 2024 (the “Bloomberg Screen”), the Ratings Free Writing Prospectus and the Form ABS-15G furnished on EDGAR with respect to the Accountants Report (as defined herein), none of TMCC, the Seller, nor the Trust (including any such person’s agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to or will prepare, make, use, authorize, approve or refer to any “written communication”, including any other “free writing prospectus” (both as defined in Rule 405 under the Act), that constitutes an offer to sell or solicitation of any offer to buy the Underwritten Notes. The Ratings Free Writing Prospectus shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.

(iv)            The consummation of the transactions contemplated by this Agreement and the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller or TMCC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller or TMCC is a debtor or guarantor, except where such conflict, breach, default or creation could not be reasonably expected to have a material adverse effect on the Seller’s or TMCC’s respective ability to perform its obligations under this Agreement, the Basic Documents or the validity or enforceability thereof.

(v)            No consent, approval, or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Seller or TMCC for the consummation of the transactions in the manner contemplated by this Agreement except such as have been obtained and made under the Act or the Rules and Regulations, such as may be required under state securities laws and the filing of any financing statements required to perfect the transfer of the Receivables.

(vi)            Neither the Seller nor TMCC is in violation of its certificate of formation or limited liability company agreement or its articles of incorporation or bylaws, respectively, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could reasonably be expected to have a material adverse effect on the transactions contemplated herein or on the Seller’s or TMCC’s respective ability to perform its obligations under the Basic Documents.  The execution, delivery and performance of this Agreement and the Basic Documents and the issuance of the Notes and sale of the Underwritten Notes and compliance with the terms and provisions of the Notes will not, subject to obtaining any consents or approvals as may be required under the securities laws of various jurisdictions in the United States and elsewhere, result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or TMCC or any of their respective properties or any agreement or instrument to which the Seller or TMCC is a party or by which the Seller or TMCC is bound or to which any of their respective properties is subject in each case, except where such breach, violation or default could not reasonably be expected to have a material adverse effect on the Seller’s or TMCC’s ability to perform its obligations, under this Agreement or the Basic Documents or the validity or enforceability thereof, or (ii) the certificate of formation or limited liability company agreement of the Seller or the articles of incorporation or bylaws of TMCC, and each of the Seller and TMCC has full corporate power and authority to enter into this Agreement and the Basic Documents and to consummate the transactions contemplated hereby and thereby.

(vii)            This Agreement has been duly authorized, executed and delivered by the Seller and TMCC.

(viii)  The conditions to the use of a registration statement on Form SF-3 under the Securities Act, as set forth in the Registrant Requirements under General Instruction I.A., and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement. The conditions to the offering of the Notes on Form SF-3 under the Securities Act, as set forth in the Transaction Requirements under General Instruction I.B., will be satisfied as of the Closing Date with respect to the Registration Statement.  As of the date that is ninety days after March 31, 2024, the requirements of General Instruction I.A. of Form SF-3 relating to the annual compliance evaluation have been met. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. The Seller has paid the registration fee for the Class A Notes in accordance with Rule 456 of the Act.

(ix)  The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (other than documents filed by Persons other than the Seller), when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(x)            Neither TMCC nor the Seller has entered into, nor will TMCC or the Seller enter into, any contractual arrangement with respect to the distribution of the Underwritten Notes except for this Underwriting Agreement.

(xi)            The Trust is not an “investment company” and is not required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Trust will be relying on an exclusion or exemption under the Investment Company Act contained in Rule 3(a)(7) under the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust.  The Trust is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”).

(xii)  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(xiii)  Since March 31, 2024, there has not occurred any material adverse change in or affecting the condition, financial or otherwise, earnings, business or operations of the

Seller or TMCC, and their respective subsidiaries, taken as a whole, except as disclosed to the Representatives prior to the date hereof.

(xiv)  TMCC and the Seller acknowledge that in connection with the offering of the Underwritten Notes: (1) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, TMCC, the Seller or any other Person, (2) the Underwriters owe TMCC and the Seller only those duties and obligations set forth in this Agreement and (3) the Underwriters may have interests that differ from those of TMCC and the Seller.  TMCC and the Seller each waive to the fullest extent permitted by applicable law any claims either may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer of the Underwritten Notes.

(xv)            The Seller was not, on the date on which the first bona fide offer of the Underwritten Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(xvi)  TMCC has executed and delivered a written representation (each, a “17g-5 Representation”) to each nationally recognized statistical rating organization hired by TMCC to rate the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”).  TMCC has complied and has caused the Seller to comply, with the 17g‑5 Representations other than (A) any breach of the 17g-5 Representations that would not have a material adverse effect on the Noteholders or (B) any breach of the 17g-5 Representations arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 11(a)(vii).

(xvii)  Neither TMCC nor the Seller has engaged any third-party due diligence service providers to provide any “due diligence services” (as defined in Rule 17g‑10(d)(1) under the Exchange Act), other than an independent accounting firm, and the only report generated as a result of such engagement is the Report of Independent Accountants on Applying Agreed-Upon Procedures, dated July 11, 2024 (the “Accountants Report”), a copy of which was provided to the Representatives prior to the furnishing of such report on EDGAR.  The Accountants Report is, as among the parties to this Agreement, deemed to have been obtained by TMCC pursuant to Rule 15Ga-2(a) and (b) under the Exchange Act.  TMCC or the Seller will provide a copy of the final draft of the Form ABS-15G with respect to the Accountants Report to the Representatives at least one Business Day prior to furnishing such report or portion thereof on EDGAR. TMCC or the Seller has complied with Rule 15Ga-2 under the Exchange Act with respect to the Accountants Report, other than any breach resulting from a breach by any Underwriter of Section 4(f) of this Agreement, and no portion of the Accountants Report contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(xviii)  TMCC has complied, and on the Closing Date will comply, either directly or (to the extent permitted by the Risk Retention Rules) through a “majority-owned affiliate” (as defined in the Risk Retention Rules), with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in the Risk Retention Rules) in accordance with the provisions of the Risk Retention Rules in connection with the securitization transaction contemplated by the Basic Documents. For the purpose of the foregoing sentence, “Risk Retention Rules” means the requirements of the final rules contained in Regulation RR, 17 C.F.R. §246.1 et seq.

(b)            As of the Closing Date, the representations and warranties of the Seller and of TMCC in each of the Basic Documents to which it is a party will be true and correct in all material respects in accordance with the terms of such Basic Document; provided, however, that with respect to representations made with respect to any Receivable, the sole remedy for any breach thereof is, as provided in the related agreement, the repurchase by either TMCC or the Seller, as the case may be, of such Receivable.

Section 3. Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the several Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller the respective principal amounts of the Underwritten Notes set forth opposite the names of the Underwriters in Schedule I hereto.  The Underwritten Notes are to be purchased at a purchase price equal to (i) in the case of the Class A‑1 Notes, 99.95000% of the aggregate principal amount thereof, (ii) in the case of the Class A‑2a Notes, 99.79905% of the aggregate principal amount thereof, (iii) in the case of the Class A-2b Notes, 99.80000% of the aggregate principal amount thereof, (iv) in the case of the Class A-3 Notes, 99.74994% of the aggregate principal amount thereof and (v) in the case of the Class A‑4 Notes, 99.68636% of the aggregate principal amount thereof.

The Class A-1 Notes, the Class A‑2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A‑4 Notes will initially be represented by five notes respectively representing $383,000,000, $358,000,000, $258,000,000, $616,000,000 and $91,250,000 aggregate principal amount of the Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York (“DTC”) (the “DTC Notes”).  The interests of beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive notes evidencing the DTC Notes will be available only under the limited circumstances specified in the Basic Documents.

The Seller will deliver the DTC Notes to the Representatives for the respective securities accounts of the Underwriters at the office of Morgan, Lewis & Bockius LLP, against payment to the Seller of the purchase price for the Underwritten Notes by wire transfer in immediately available funds, on the Closing Date.  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  The certificates evidencing the DTC Notes will be made available for checking and packaging at the office of Citibank, N.A. in Jersey City, New Jersey at least 24 hours prior to the Closing Date.

Section 4.  Certain Agreements Concerning the Offering by the Underwriters.

(a)            It is understood that the several Underwriters propose to offer the Underwritten Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus.  If the Prospectus specifies an initial public offering price or a method by which the price at which such Underwritten Notes are to be sold, then after the Underwritten Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority (“FINRA”) and other terms of sale hereunder and under such selling arrangements.

(b)            Prior to the Closing Date, the Representatives shall notify TMCC and the Seller of (i) the date or dates on which the Preliminary Prospectus and the Ratings Free Writing Prospectus are first used and (ii) the time of the first Contract of Sale to which such Preliminary Prospectus relates.

(c)            Each Underwriter, severally and not jointly, represents and agrees (i) that it did not enter into any Contract of Sale for any Underwritten Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Underwritten Notes, deliver the Time of Sale Information to each investor to whom Underwritten Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Seller), prior to the applicable time of any such Contract of Sale with respect to such investor.

(d)            If the Seller, TMCC or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Seller or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i)            adequate disclosure of the contractual arrangement;

(ii)            adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii)            adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv)            a meaningful ability to elect to terminate or not to terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

(e)            Each Underwriter, severally and not jointly, agrees that it has not and will not violate any applicable securities laws, or other applicable law in its offer or sale of any of the Underwritten Notes within the United States or any other country or their respective territories or possessions.

(f)            Each Underwriter, severally and not jointly, represents and warrants that it has not engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transaction contemplated by this Agreement, it being understood that an independent accounting firm has been engaged by TMCC for the purpose of providing the Accountants Report.

Section 5.  Certain Agreements of the Seller and TMCC.  The Seller (and TMCC with respect to clauses (g), (h), (i), (j), (k), (l), (m) and (n) below), covenants and agrees with the several Underwriters that:

(a)            The Seller will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b).  The Seller will advise the Representatives promptly of any such filing pursuant to Rule 424(b) or deemed effectiveness pursuant to Rule 462.  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Seller will file the Additional Registration Statement or a post‑effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 462 on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Underwriter.

(b)            The Seller will advise the Representatives promptly of: (i) any proposal to amend or supplement the Registration Statement as filed, the Preliminary Prospectus or the Prospectus, and will not effect such amendment or supplement without first furnishing to the Representatives a copy of each such proposed amendment or supplement and obtaining the consent of the Representatives, which consent shall not unreasonably be withheld, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) the effectiveness of the Registration Statement, or of any amendment or supplement thereto or to the Preliminary Prospectus or the Prospectus, and (iv) the issuance by the Commission or, if the Seller has knowledge thereof, by any authority administering any state securities or blue sky laws of any stop order suspending the effectiveness of the Registration Statement, the Preliminary Prospectus or the Prospectus and of the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

(c)            If, during the period in which the Prospectus is required by federal securities law or regulation (in the opinion of counsel for the Representative) to be delivered in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Seller (in compliance with subsection (b)) will promptly notify the Representatives and will promptly prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance; provided, that no such consent of the Representatives will be required to file an amendment or supplement under this Section 5(c) if the Seller receives an opinion of counsel that such amendment is required to comply with the Act.  Neither any such filing nor the Representatives’ consent thereto shall operate as a waiver or limitation of any rights of the Underwriters hereunder.

(d)            As soon as practicable, but not later than the Availability Date (as defined below), the Seller will cause the Trust to make generally available to the Noteholders an earnings statement with respect to the Trust covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or of any Additional Registration Statement) that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the Seller’s fourth fiscal quarter following the Seller’s fiscal quarter that includes the date hereof, except that, if such fourth fiscal quarter is the last quarter of the Seller’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)            The Seller will furnish to the Representatives copies of each Registration Statement as originally filed and each amendment thereto (in each case at least two of which will include all exhibits) and to the Underwriters, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request. The Prospectus shall be so furnished no later than 3:00 p.m., New York City time, on or prior to the business day preceding the Closing Date. All other documents shall be furnished as soon as available and in such quantities as the Representatives reasonably request.  The Seller will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)            The Seller will arrange for the qualification of the Underwritten Notes for sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Underwritten Notes, provided that the Seller shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

(g)            So long as any of the Underwritten Notes are outstanding, the Seller or TMCC, as the case may be, will deliver or cause to be delivered to the Representatives (i) copies of each report regarding the Underwritten Notes mailed to Noteholders pursuant to the Basic Documents, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to the Basic Documents (as amended), as soon as such statements are furnished to the Indenture Trustee, (iii) copies of all documents required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (iv) such other information concerning the Seller, TMCC (relating to the Receivables, the servicing thereof or the ability of TMCC to act as Servicer), the Underwritten Notes or the Trust as the Representatives may reasonably request from time to time; provided, however, that neither the Seller nor TMCC shall be obligated to provide copies of any of the foregoing items specified in this clause (g) if they are filed with the Commission on the Next – Generation EDGAR System (“EDGAR”) or otherwise available through a Commission website.

(h)            On or before the Closing Date, the Seller and TMCC shall cause TMCC’s electronic files, which are maintained for the purpose of identifying retail installment sales contracts which have been transferred in connection with securitizations, to show the absolute ownership by the Trust of the Receivables, and from and after the Closing Date, none of the Seller or TMCC shall take any action inconsistent with the ownership by the Trust of such Receivables, other than as permitted by the Sale and Servicing Agreement or as required by law.

(i)            The Seller and TMCC will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the printing, reproduction and distribution of the Registration Statement as originally filed and each amendment thereto, the Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Indenture Trustee and the Owner Trustee and their counsel, (iii) the fees and disbursements of counsel to the Seller and TMCC and the independent public accountants of the Seller, (iv) the fees charged by each Hired NRSRO in connection with the rating of the Class A Notes, (v) the fees of DTC in connection with the book‑entry registration of the DTC Notes, (vi) expenses incident to the preparation, issuance and delivery of the Notes and (vii) expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters, and will reimburse the Underwriters for any expenses (excluding fees and disbursements of counsel) incurred by the Underwriters in connection with the qualification of the Underwritten Notes for sale under the securities laws of such jurisdictions in the United States as the Representatives may designate pursuant to Section 5(f) hereof and in connection with the preparation of any blue sky or legal investment survey, if any is required.

(j)            For a period of 7 days from the date hereof, neither the Seller, TMCC nor any of their respective affiliates will, without the prior written consent of the Representatives, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities backed by auto loan receivables similar to the Underwritten Notes, other than the Class B Notes and the portion of each of the Class A-1 Notes, the Class A‑2a Notes, the Class A-2b Notes, the Class A‑3 Notes and the Class A‑4 Notes that are not Underwritten Notes and are initially retained by the Seller or one or more of its affiliates.

(k)            To the extent if any, that the rating at the Closing Date provided with respect to the Class A Notes by any Hired NRSRO is conditional upon the furnishing of documents or the taking of any other actions by the Seller or TMCC, the Seller or TMCC, as the case may be, shall furnish such documents and take any such other actions as may be required.

(l)            As of the Closing Date, each of the Basic Documents to which it is a party will have been duly authorized, executed and delivered by the Seller and TMCC.

(m)            TMCC will comply, and will cause the Seller to comply, with each 17g-5 Representation.

(n)            The Seller and TMCC will timely comply with all requirements of Rule 15Ga-2 under the Exchange Act.

Section 6.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Underwritten Notes will be subject to the accuracy of the respective representations and warranties on the part of the Seller and TMCC herein, to the accuracy of the statements of the Seller and TMCC made in any officers’ certificates pursuant to the provisions hereof, to the performance by the Seller and TMCC of their respective obligations hereunder and to the following additional conditions precedent:

(a)             (i) On or before the date of this Agreement, the Representatives and the Seller shall have received a letter, dated as of or prior to the date of the Preliminary Prospectus, from independent public accountants reasonably acceptable to the Representatives confirming that they are independent public accountants with respect to the Seller and TMCC within the meaning of the Act and the Rules and Regulations and with respect to certain information contained in the Registration Statement and the Preliminary Prospectus and substantially in the form of the draft to which the Representatives previously have agreed and otherwise in form and in substance reasonably satisfactory to the Representatives and (ii) on the Closing Date, the Representatives and the Seller shall have received (x) a letter, dated as of or prior to the Closing Date, from independent public accountants reasonably acceptable to the Representatives updating the letter referred to in clause (i) above, including with respect to the Prospectus, in form and substance reasonably satisfactory to the Representatives and (y) a letter, dated as of or prior to the Closing Date, from independent public accountants reasonably acceptable to the Representatives relating to certain agreed-upon procedures regarding data integrity in form and substance reasonably satisfactory to the Representatives (which letter may be included as part of the letter referred to in clause (x)).

(b)            The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations; and, before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

(c)            Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change in or affecting the condition, financial or otherwise, earnings, business or operations of the Seller, TMCC or the Trust which, in the reasonable judgment of the Representatives (after consultation with the Underwriters), materially impairs the investment quality of the Underwritten Notes, or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Underwritten Notes; (ii) any downgrading in the rating of any debt securities of TMCC or any of its direct or indirect subsidiaries by any Hired NRSRO, or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of TMCC on any exchange or in the over-the-counter market, (v) any banking moratorium declared by federal, California or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representatives (after consultation with the Underwriters), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Underwritten Notes.

(d)            The Representatives shall have received:

(1)            the favorable opinion or opinions, dated the Closing Date, of Morgan, Lewis & Bockius LLP, with respect to general corporate, enforceability and securities law matters, and certain tax matters, in form and scope reasonably satisfactory to the Representatives;

(2)            a negative assurance letter of Morgan, Lewis & Bockius LLP, special counsel to the Seller, TMCC and the Trust, with respect to the Registration Statement, the most recent Preliminary Prospectus delivered prior to the Time of Sale and the Prospectus, as of its date and as of the Closing Date, in form and scope reasonably satisfactory to the Representatives;

(3)            a negative assurance letter of Mayer Brown LLP, counsel to the Underwriters, with respect to the Registration Statement, the most recent Preliminary Prospectus delivered prior to the Time of Sale and the Prospectus, as of its date and as of the Closing Date, in form and scope reasonably satisfactory to the Representatives;

(4)            the favorable opinion, dated the Closing Date, of Ellen L. Farrell, General Counsel of TMCC and counsel to the Seller, in form and scope reasonably satisfactory to the Representatives;

(5)            the favorable opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., counsel to the Indenture Trustee, in form and scope reasonably satisfactory to the Representatives and counsel for the Underwriters;

(6)            the favorable opinion of Morgan, Lewis & Bockius LLP, special counsel to the Trust, dated the Closing Date, in form and scope reasonably satisfactory to the Representatives and counsel for the Underwriters, regarding certain security interest matters;

(7)            the favorable opinion of Morgan, Lewis & Bockius LLP, dated the Closing Date, in form and scope reasonably satisfactory to the Representatives and counsel to the Underwriters with respect to certain bankruptcy matters;

(8)  the favorable opinion of in-house counsel to the Asset Representations Reviewer, dated the Closing Date, in form and scope reasonably satisfactory to the Representatives and counsel for the Underwriters;

(9)            the favorable opinions of Richards, Layton & Finger, P.A., as special Delaware counsel for the Trust, dated the Closing Date, in form and scope reasonably satisfactory to the Representatives and counsel for the Representatives; and

(10)            the favorable opinion of Richards, Layton & Finger, P.A., as special counsel for the Owner Trustee, dated the Closing Date, in form and scope reasonably satisfactory to the Representatives and counsel for the Representatives.

The opinions and negative assurance letters described in this Section 6(d) may contain such assumptions, qualifications and limitations as are customary in opinions or letters of this type and are reasonably acceptable to counsel to the Representatives.

(e)            The Representatives shall have received a certificate, dated the Closing Date, signed by the President or any Vice President and a principal financial or accounting officer of (i) the Seller in which such officers shall state that, to the best of their knowledge after reasonable investigation, (A) the representations and warranties of the Seller in this Agreement are true and correct, (B) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (D) the Additional Registration Statement, if any, satisfying the requirements of Rule 462(b)(1) and Rule 462(b)(3) was filed in accordance with Rule 462(b) (including payment of the applicable filing fee in accordance with Rule 111(a) or Rule 111(b) under the Act) prior to the time the Prospectus was printed or distributed to the Underwriter and (E) subsequent to the date of this Agreement, there has been no material adverse change in or affecting the condition, financial or otherwise, earnings, business or operations of the Seller except as set forth or contemplated in the Prospectus and (ii) TMCC in which such officers shall state that, to the best of their knowledge after reasonable investigation, (A) the representations and warranties of TMCC in this Agreement are true and correct, (B) TMCC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects and (C) subsequent to the date of this Agreement there has been no material adverse change in or affecting the condition, financial or otherwise, earnings, business or operations of TMCC which would materially and adversely affect the performance by TMCC of its obligations under this Agreement or any of the Basic Documents.

(f)            On the Closing Date, the Class A-1 Notes, the Class A‑2a Notes, the Class A-2b Notes, the Class A‑3 Notes and the Class A‑4 Notes shall have received the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.

(g)            The Representatives shall have received a certificate, dated the Closing Date, signed by an authorized officer or any Vice President of the Indenture Trustee, in which such officer shall state that the information contained in the Form T-1 for the Indenture Trustee is true and accurate as of its filing with the Commission.

(h)            On the Closing Date, the Representatives and counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller and TMCC in connection with the issuance and sale of the Underwritten Notes as herein contemplated shall be in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

Section 7.  Indemnification and Contribution.

(a)            The Seller and TMCC will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several as incurred, to which such Underwriter may become subject, under the Act, the Exchange Act or other federal or state laws or regulations, whether statutory, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the CDI Intex file or the Bloomberg Screen or any amendment or supplement thereto or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Ratings Free Writing Prospectus, the Form ABS-15G furnished on EDGAR with respect to the Accountants Report or any amendment or supplement thereto, or that arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor TMCC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller or TMCC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in the Prospectus appearing in the first sentence in the second paragraph under the heading “Underwriting”, the second table under the heading “Underwriting” insofar as it describes the selling concessions and the reallowances (including footnote 1 thereto), and the fourth, fifth, sixth and eighth paragraphs and the second sentence in the ninth paragraph under the heading “Underwriting” (the “Underwriters’ Information”).

(b)            Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Seller and TMCC against any losses, claims, damages or liabilities, joint or several as incurred, to which the Seller or TMCC, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller or TMCC by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by such Underwriter consists of such Underwriter’s Underwriters’ Information, and will reimburse the Seller and TMCC for any legal or other expenses reasonably incurred by the Seller and TMCC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)            Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller and TMCC against any losses, claims, damages or liabilities to which the Seller or TMCC may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in each Underwriter Free Writing Prospectus (defined below) prepared by it, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any statement contained in each Underwriter Free Writing Prospectus (defined below) prepared by it that conflicts with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof, and will reimburse any legal or other expenses reasonably incurred by the Seller or TMCC in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above, no Underwriter will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from each Underwriter Free Writing Prospectus (defined below) in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Seller or TMCC expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Seller or TMCC to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus (defined below) or (C) Issuer Information (as defined below) (except for information regarding the status of the subscriptions for the Underwritten Notes).

(d)            Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails to appoint such counsel as provided in the previous sentence under this Section. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of any litigation, investigation, proceeding or claim and (ii) does not contain a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party (unless such statement is agreed to by the indemnified party in writing); the provisions of this Section with respect to indemnification shall continue and survive.

(e)            If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and TMCC on the one hand and the Underwriters, on the other hand, from the offering of the Underwritten Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller and TMCC on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and TMCC on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and TMCC bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or TMCC or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Underwritten Notes underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            The obligations of the Seller and TMCC under this Section 7 shall be in addition to any liability that the Seller or TMCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and to each of their respective officers, directors and employees; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or TMCC, to each officer of the Seller or TMCC who has signed any Registration Statement, to each person, if any, who controls the Seller or TMCC within the meaning of the Act or the Exchange Act and to each of their respective officers, directors and employees.

Section 8.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Underwritten Notes hereunder and (i) the aggregate principal amount of Class A‑1 Notes (in the case of the Class A‑1 Underwriters) as set forth on Schedule I that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A‑1 Notes, (ii) the aggregate principal amount of Class A‑2a Notes (in the case of the Class A‑2a Underwriters) as set forth on Schedule I that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A‑2a Notes, (iii) the aggregate principal amount of Class A‑2b Notes (in the case of the Class A‑2b Underwriters) as set forth on Schedule I that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A‑2b Notes, (iv) the aggregate principal amount of Class A‑3 Notes (in the case of the Class A‑3 Underwriters) as set forth on Schedule I that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A‑3 Notes and (v) the aggregate principal amount of the Class A‑4 Notes (in the case of the Class A‑4 Underwriters) as set forth on Schedule I that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A‑4 Notes, the Representatives may make arrangements satisfactory to the Seller and TMCC for the purchase of such Class A-1 Notes, Class A‑2a Notes, Class A-2b Notes, Class A‑3 Notes or Class A‑4 Notes, as the case may be, by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Class A‑1 Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A‑1 Notes, the non-defaulting Class A‑2a Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A‑2a Notes, the non-defaulting Class A‑2b Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A‑2b Notes, the non-defaulting Class A‑3 Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A‑3 Notes and the non-defaulting Class A‑4 Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A‑4 Notes, in each case that such defaulting Underwriters agreed but failed to purchase.  If any such default or defaults occur and such default or defaults exceed 10% of the total principal amount of the Class A-1 Notes, the Class A‑2a Notes, the Class A-2b Notes, the Class A‑3 Notes or the Class A‑4 Notes, as the case may be, and arrangements satisfactory to the Seller and TMCC for the purchase of such Underwritten Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non‑defaulting Underwriter, the Seller or TMCC, except as provided in Section 9 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 9.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Seller and TMCC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller, TMCC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Underwritten Notes.  If this Agreement is terminated pursuant to Section 8 hereof or if for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated, the Seller and TMCC shall remain responsible for the expenses to be paid or reimbursed by the Seller and TMCC pursuant to Section 5(i) hereof and the respective obligations of the Seller, TMCC and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Underwritten Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c) hereof, the Seller and TMCC will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Underwritten Notes.

Section 10.  Termination.  This  Agreement shall be subject to termination in the sole discretion of the Underwriters by notice to Seller and TMCC given on or prior to the Closing Date, if at or prior to the Closing Date any of the events described in Section 6(c) shall have occurred; provided that the obligations of the Seller, TMCC and the Underwriters (solely with respect to Section 7) in Sections 5(i), 7 and 9 shall remain in full force and effect.

Section 11.  Offering Communications.  Other than the Preliminary Prospectus and the Prospectus, each Underwriter, severally and not jointly, represents, warrants and agrees with TMCC and the Seller that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of TMCC and the Seller; provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of TMCC, the Seller or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Act) in the form of (i) a CDI Intex file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission, (ii) the Bloomberg Screen, (iii) the Ratings Free Writing Prospectus, or (iv) other written communication containing no more than the following: (a) information contemplated by Rule 134 under the Act, (b) information included or to be included in the Preliminary Prospectus or the Prospectus, (c) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, servicer clean up call, eligibility of the Notes to be purchased by ERISA plans and (d) a column or other entry showing the status of the subscriptions for the Underwritten Notes and/or expected pricing parameters of the Underwritten Notes (each such other written communication enumerated in this Section 11, clause (iv), an “Underwriter Free Writing Prospectus”). As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information.  As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(a)            Each Underwriter, severally and not jointly, represents, warrants and agrees with TMCC and the Seller that:

(i)            each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Underwritten Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by TMCC or the Seller specifically for use therein which information was not corrected by information subsequently provided by TMCC or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii)            each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act,  and shall otherwise conform to any requirements for “free writing prospectuses” under the Act;

(iii)            each Underwriter Free Writing Prospectus prepared by it shall be delivered to TMCC and the Seller no later than the time of first use and, unless otherwise agreed to by TMCC and the Seller and the related Underwriter, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the date of first use (which shall be no earlier than the time that the Preliminary Prospectus is filed with the Commission); provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the first Business Day preceding such date of first use;

(iv)  none of the information in each Underwriter Free Writing Prospectus will conflict with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof;

(v)            such Underwriter has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Act and the rules and regulations thereunder with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the Underwritten Notes. In addition, such Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

(a)            each Underwriter Free Writing Prospectus used by such Underwriter to solicit offers to purchase Underwritten Notes to the extent not filed with the Commission;

(b)            regarding each Underwriter Free Writing Prospectus delivered by such Underwriter to an investor, the date of such delivery and identity of such investor; and

(c)            regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade;

(vi)  such Underwriter shall file each Underwriter Free Writing Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two Business Days after such Underwriter first provides this information to investors and the date upon which the Seller is required to file the Prospectus with the Commission pursuant to Rule 424(b) of the Act or otherwise as required under Rule 433 of the Act; provided, however, that such Underwriter shall not be required to file each Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a free writing prospectus, Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a free writing prospectus previously filed with the Commission; and

(vii)  such Underwriter (a) has not delivered, and will not deliver, any Rating Information to a Hired NRSRO, and (b) has not participated and will not participate, in any oral communication of Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization unless a designated representative from TMCC participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Hired NRSRO, such Underwriter is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from TMCC. “Rating Information” means any oral or written information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Class A Notes including information about the characteristics of the Receivables and the legal structure of the Class A Notes or (b) undertaking credit rating surveillance on the Class A Notes, including information about the characteristics and performance of the Receivables.

Section 12.  Notices. All communications hereunder will be in writing and, if sent to the Representatives or the Underwriters, will be mailed or delivered to the Representatives c/o MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Ann Tran, BMO Capital Markets Corp., 320 South Canal Street, 4th Floor, Chicago, Illinois 60606, Attention: John Vidinovski, BofA Securities, Inc., One Bryant Park, Floor 11, New York, NY 10036, Attention: Chris Jonas, and Lloyds Securities Inc., 1095 Avenue of the Americas, New York, NY 10036, Attention: Thomas Spary; if sent to the Seller, will be mailed or delivered to it at Toyota Auto Finance Receivables LLC, 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attention: Scott Cooke—President and Chief Executive Officer; or if sent to TMCC, will be mailed or delivered to it at Toyota Motor Credit Corporation, 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attention: Vice President–Treasury.  Notwithstanding the foregoing, any notice to an Underwriter pursuant to Section 7 hereof will be mailed or delivered to such Underwriter.

Section 13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

Section 14.  Representation of Representatives.  The Representatives will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representatives under this Agreement will be binding upon all the Underwriters.

Section 15.  Representations, Warranties and Covenants of Underwriters.  With respect to any offers or sales of the Underwritten Notes outside of the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:

(a)            Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells Underwritten Notes or distributes the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Underwritten Notes under the laws and regulations in force in any jurisdiction, to which it is subject or in which it makes such purchases, offers or sales and neither the Seller or TMCC shall have any responsibility therefor;

(b)            No action has been or will be taken by such Underwriter that would permit a public offering of the Underwritten Notes, or distribution of any offering material in relation to the Underwritten Notes in any jurisdiction where action for that purpose is required unless the Seller or TMCC has agreed to such actions and such actions have been taken;

(c)            Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Underwritten Notes or distribute any such offering material in or from any jurisdiction except under circumstances, which will result in compliance with applicable laws and regulations and which will not impose any obligation on the Seller or TMCC or the Underwriters;

(d)            Such Underwriter acknowledges that it is not authorized to give any information or make any representations in relation to the Underwritten Notes other than those contained or incorporated by reference in the Preliminary Prospectus, the Prospectus, the Ratings Free Writing Prospectus, each Underwriter Free Writing Prospectus, the Bloomberg Screen, the CDI Intex file, the Form ABS-15G furnished on EDGAR with respect to the Accountants Report and such additional information, if any, as the Seller or TMCC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of Underwritten Notes;

(e)            Each Underwriter agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Underwritten Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Seller; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Underwritten Notes in, from or otherwise involving the United Kingdom;

(f)            Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Underwritten Notes to any EU retail investor in the European Economic Area.  For these purposes:  (i) the expression “EU retail investor” means a person who is one (or more) of the following:  (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Underwritten Notes; and

(g)            Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Underwritten Notes to any UK retail investor in the United Kingdom.  For the purposes of these provisions:  (i) the expression “UK retail investor” means a person who is one (or more) of the following: (a) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) No 2017/565 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and as amended; or (b) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (such rules or regulations, as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended; or (c) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Underwritten Notes.

Section 16.  Counterparts.  This Agreement shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of any such faxed, scanned, or photocopied manual signature, or other electronic signature, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 17.  Applicable Law; Entire Agreement.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof or any other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws), and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws. This Agreement represents the entire agreement between the Seller and TMCC, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Underwritten Notes.

Section 18.  Submission to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 12 or, if not therein, in the Sale and Servicing Agreement or in the Indenture;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement or any matter arising hereunder or thereunder.

Section 19.  Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19: (a) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Seller and TMCC and the Underwriters in accordance with its terms.

Very truly yours,

TOYOTA AUTO FINANCE RECEIVABLES LLC

By:	/s/ Stephen Bishop
	Name:	Stephen Bishop
	Title:	Secretary

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ James Schofield
	Name:	James Schofield
	Title:	Group Vice President and Chief Financial Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted, as
of the date first above written:

MUFG SECURITIES AMERICAS INC.

By:    /s/ Brian Chin
Name:  Brian Chin
Title:    Director

Acting on behalf of itself and as
a Representative of the several
Underwriters

BMO CAPITAL MARKETS CORP.

By:    /s/ Matt Peters
Name:  Matt Peters
Title:    Managing Director

Acting on behalf of itself and as
a Representative of the several
Underwriters

BOFA SECURITIES, INC.

By:    /s/ Cole MacKenzie
Name:  Cole MacKenzie
Title:    Director

Acting on behalf of itself and as
a Representative of the several
Underwriters

LLOYDS SECURITIES INC.

By:  /s/ Thomas Spary
Name:  Thomas Spary
Title:    Managing Director

Acting on behalf of itself and as
a Representative of the several
Underwriters

Schedule I

Underwriters	Class A‑1 Notes	Class A‑2a Notes	Class A‑2b Notes	Class A‑3 Notes	Class A‑4 Notes
MUFG Securities Americas Inc.	$145,540,000	$136,040,000	$98,040,000	$234,080,000	$34,676,000
BMO Capital Markets Corp.	$61,855,000	$57,817,000	$41,667,000	$99,484,000	$14,737,000
BofA Securities, Inc.	$61,855,000	$57,817,000	$41,667,000	$99,484,000	$14,737,000
Lloyds Securities Inc.	$61,855,000	$57,817,000	$41,667,000	$99,484,000	$14,737,000
ANZ Securities, Inc.	$10,915,000	$10,203,000	$7,353,000	$17,556,000	$2,600,000
ING Financial Markets LLC	$10,915,000	$10,203,000	$7,353,000	$17,556,000	$2,600,000
R. Seelaus & Co., LLC	$10,915,000	$10,203,000	$7,353,000	$17,556,000	$2,600,000
Total	$363,850,000	$340,100,000	$245,100,000	$585,200,000	$86,687,000

Sch-1